EXHIBIT 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on this Schedule 13D dated September 28, 2022 (including amendments thereto) with respect to the common stock of Brightwood Capital Corporation I. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: September 28, 2022

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Garon Meikle
Name:	Garon Meikle
Title:	Chief Financial Officer

UAW CHRYSLER RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name:	Garon Meikle
Title:	Chief Financial Officer

UAW FORD RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name:	Garon Meikle
Title:	Chief Financial Officer

UAW GM RETIREES MEDICAL BENEFITS PLAN

By:	/s/ Garon Meikle
Name:	Garon Meikle
Title:	Chief Financial Officer

HERSHEL HARPER
/s/ Hershel Harper